Exhibit 99.2
COPENHAGEN AIRPORTS A/S
POWER OF ATTORNEY
     Know by all these presents, that each of the undersigned hereby constitutes and appoints John D. Nielsen, as such undersigned’s true and lawful attorney-in-fact to:
1.	execute for and on behalf of the undersigned, in such undersigned’s capacity as Chairman and Registered Deputy Chief Executive Officer of Copenhagen Airports A/S, as applicable, Schedule 13D, in accordance with Sections 13(d) and 23 of the United States Securities and Exchange Act of 1934 and the rules thereunder;

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D and timely file such form with the United States Securities and Exchange Commission; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
     Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
     This Power of Attorney shall remain in full force and effect until April 30, 2007, unless earlier revoked by either of the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
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     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 4th day of April, 2007.

COPENHAGEN AIRPORTS A/S

/s/ Henrik Gürtler

By:	Henrik Gürtler
Title:	Chairman

/s/ Torben Thyregod

By:	Torben Thyregod
Title:	Registered Deputy Chief Executive Officer